THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS

PYRATINE LLC

1.17% Unsecured Promissory Note

$1,876,657	January 1, 2012

Pyratine LLC, a limited liability organized under the laws of Nevada (the “Company”), for value received, hereby promises to pay to Independence Resources, formerly known as Senetek PLC, with an address at 831A Latour Court, Napa, California 94558 (“Independence” and, together with its successors or permitted assigns, the “Holder”), the principal amount of One Million Eight Hundred Seventy-Six Thousand Six Hundred Fifty-Seven Dollars ($1,876,657), in lawful money of the United States.

This Note has been issued pursuant to that certain Settlement and Mutual General Release Agreement, dated as of the date hereof (the “Settlement Agreement”), by and between the Company and Independence and it intended to amend, restate and supersede that certain Secured Promissory Note (the "Original Note") between Skinvera LLC (nka Pyratine, LLC) and Senetek (nka Independence Resources) dated March 2010.

Payment Provisions – The Balance Due as of the January 21, 2012 shall be equal to $1,876,657 and is due and payable on July 1, 2021, ten years and six months from the origination date of the Original Note ("Maturity Date"). Interest shall begin accruing on the unpaid principal amount of the Note from the date hereof to but excluding the date of repayment, at an interest rate of 1.17% per annum; (the “Stated Interest”). No payments shall be required until maturity and there shall be no prepayment penalty.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate permitted by law (the “Maximum Rate”). If, for any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the debt evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if for any circumstance whatsoever, the Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and the Holder with respect to the debt evidenced hereby.

1.                  Payments. Payment shall be made by wire transfer of immediately available funds to an account designated by the Holder or by check sent to the Holder’s address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

2.                  Events of Default.

(a)               For purposes of this Note, each of the following events shall constitute an “Event of Default” hereunder: (i) failure of the Company to pay all amounts owed under this Note on or before the Maturity Date in accordance with the terms hereof which breach is not cured within ten (10) business days after written notice of same; (ii) the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to Maker or Maker’s debts under the federal bankruptcy laws, as now constituted or hereafter amended, or under any other bankruptcy, insolvency, or similar law now or hereafter in effect; (iii) the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to Maker or Maker’s debts under the federal bankruptcy laws, as now constituted or hereafter amended, or under any other bankruptcy, insolvency or similar law now or hereafter in effect, and such case or other proceeding shall not be vacated or dismissed within sixty (60) days after its commencement; (iv) the entry of an order for relief by any court having jurisdiction in any involuntary bankruptcy case filed against Maker under the federal bankruptcy laws, as now constituted or hereafter amended; or (v) the appointment of a receiver, trustee, liquidator or custodian for Maker or for all or a significant portion of Maker’s assets or affairs. Upon and after an Event of Default, at the option of Holder and upon written notice to Maker, the principal indebtedness evidenced hereby shall at once become due and payable and may be collected forthwith, regardless of the maturity date.

3.                  Miscellaneous.

(a)               The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that the Holder may assign all or any portion of its rights hereunder to an Affiliate of the Holder without such consent. Assignment of all or any portion of this Note in violation of this Section 5(a) shall be null and void. Nothing in this Note, expressed or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

(b)               Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed delivered (i) when received, if delivered by hand, (ii) one Business Day after being sent by nationally recognized overnight courier service, (iii) three Business Days after being sent by certified or registered mail, return receipt requested, or (iv) upon confirmed transmission when sent by facsimile or other electronic transmission if sent during normal business hours of the recipient and otherwise on the next Business Day (provided, that any facsimile or other electronic transmission is followed by delivery via another method permitted hereby), addressed:

If to the Company:	Pyratine LLC
2950 Main Street
Morro Bay, CA 93442
Attention: Frank Massino, Manager
Tel: 805.772.3265
Email: frank@pyratine.com

With a copy to:	Ogden & Fricks LLP
656 Santa Rosa, Suite 2B
San Luis Obispo, CA 93401
Attention: John Fricks
Tel.: 805.544.5600
Fax: 805.544.7700
Email: jfricks@ogdenfricks.com

If to the Holder:	Senetek plc
301 Central Ave, #384
Hilton Head, South Carolina 29926
Attention: John Ryan
Tel: 842.290.8930
Fax: 843.842.7248
Email: jryan@senetek.net

With a copy to:	DLA Piper LLP
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: William N. Haddad
Tel: 212.335.4998
Fax: 212.884.8498
Email: william.haddad@dlapiper.com

or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7(b). Any notice given by means other than as set forth above shall be deemed effective upon receipt.

(c)                Upon receipt of evidence satisfactory to the Company, of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

(d)               No course of dealing and no delay or omission on the part of the Holder or the Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's or the Company’s rights, powers or remedies, as the case may be. No right, power or remedy conferred by this Note upon the Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently. Any waiver must be in writing.

(e)                If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

(f)                This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles governing conflicts of law.

(g)               The Company irrevocably consents to the exclusive jurisdiction of any Federal or State court located in California in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.

IN WITNESS WHEREOF, the parties have has caused this Amended and Restated Note to be executed and dated the day and year first above written.

PYRATINE LLC		INDEPENDENCE RESOURCES

By:	/s/ Frank Massino	By:	/s/ Howard M. Crosby
Name:	Frank Massino	Name:	Howard M. Crosby
Title:	Manager	Title:	President